EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-3 Registration Statement (Form S-3 No. 333-162430) filed by Raptor Pharmaceutical Corp. and related prospectus for the registration of 5,557,865 shares of common stock and to the incorporation by reference in the Pre-Effective Amendment No.1 to Form S-3 on Form S-3/A Registration Statement (Form S-3 No. 333-162430), of our report dated October 27, 2009, relating to the consolidated financial statements of Raptor Pharmaceuticals Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding uncertainty about Raptor Pharmaceuticals Corp.’s ability to continue as a going concern), which appear in Raptor Pharmaceuticals Corp.’s Annual Report on Form 10-K for the year ended August 31, 2009. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Burr, Pilger & Mayer LLP

San Francisco, California

November 11, 2009